FORM 10f-3
Record of Securities Purchased
Under the Fund's Rule 10f-3
Procedures

Fund Name:  Legg Mason
Maryland Tax-Free Income Trust

1.	Issuer:  Maryland Health &
Higher Education LifeBridge Health
51/4 7/1/18

2.	Date of Purchase:  March 24,
2004

3.	Underwriter from whom
purchased:  Banc of America
Securities

4.	"Affiliated Underwriter"
Managing or participating in
syndicate:  Legg Mason Wood
	Walker, Inc.

5.	Aggregate principal amount
of purchase:  $1,640,000

6.	Aggregate principal amount
of offering:  $91,385,000

7.	Purchase price (net of fees
and expenses):  $108.035

8.	Date offering commenced:
March 24, 2004

9.	Offering price at time of
purchase:  $108.035

10.	Commission, spread or profit:
$5                                0%

11.	Have the following conditions
been satisfied:	   YES		   NO

a.	The securities are (i) part of
an issue registered
under the Securities Act of
1933 which is being
offered to the public; (ii)
"municipal securities"
as defined in Section
3(a)(29) of the Securities
Exchange Act of 1934; (iii)
sold in an Eligible
Foreign Offering (as defined
in Section (a)(2)
under Rule 10f-3); or (iv) sold
in an Eligible
Rule 144A Offering (as
defined in Section
(a)(4) under Rule 10f-3)?
			     X


b.	The purchase price paid did
not exceed the
offering price at the time of
purchase?		     X


c.	The securities were
purchased prior to the
close of the first day on
which any sales
were made (or, if a rights
offering, the
securities were purchased on
or before
the fourth day preceeding the
day on
which the rights offering
terminated)?		     X




YES		NO

d.	The underwriting was a firm
commitment
underwriting?
			     X


e.	The commission, spread or
profit was
reasonable and fair in
relation to that being
received by others for
underwriting similar
securities during the same
period?			     X


f.	(1) The issuer of the
securities(other than
the issuer of municipal
securities) and its
predecessors have been in
continuous
operation for not less than
three years;

and

(2) If securities are municipal
securities, the
issue of securities has
received an investment
grade rating from a nationally
recognized
statistical rating organization
or, if the issuer
or entity supplying the
revenues from which
the issue is to be paid has
been in continuous
operation less than three
years (including any
predecessor), it has received
one of the three
highest ratings from at least
one such rating
organization?
			     X


g.	The amount of such
securities purchased
by all of the investment
companies advised
by the same Adviser did not
exceed 25% of
the principal amount of the
offering?			     X


h.	No affiliated underwriter was
a direct or
indirect participant in or
beneficiary of the
sale?
			     X


i.	Information has been
promptly supplied to
the Secretary of the Fund for
inclusion on
SEC Form NSAR?
			     X



Approved	/s/  R. Scott Pierce
			Date
	3/24/04